Exhibit 10.39

VISTAGEN THERAPEUTICS, INC.
SENIOR CONVERTIBLE BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT

This Senior Convertible Bridge Note and Warrant Purchase Agreement (the "Agreement") is made as of April                                                                           , 2008, by and between VistaGen Therapeutics, Inc., a California corporation (the "Company"), and the purchasers listed on Exhibit A hereto (each a "Purchaser" and, collectively, the "Purchasers").

The parties hereby agree as follows:
A G R E E M E N T

SECTION 1

AMOUNT AND TERMS OF THE LOAN; ISSUANCE OF WARRANTS

1.1
The Loans. Subject to the terms of this Agreement, at each Closing (as defined below), the Company shall borrow from each Purchaser participating in such Closing and each Purchaser participating in such Closing shall loan to the Company an amount equal to the loan amount with respect to such Closing set forth opposite such Purchaser's name on Exhibit A attached hereto (the "Loan Amount").

1.2
The Notes. All indebtedness incurred by the Company pursuant to this Agreement shall be evidenced by senior convertible promissory notes (the "Notes") in the form attached as Exhibit B hereto. From time to time upon the funding of indebtedness hereunder, corresponding Notes shall be completed by the Company with the name of the respective Purchaser, the principal amount evidenced by such Note and the date that the Note was funded, and such Note shall be a binding obligation of the Company upon execution thereof by the Company and delivery to the Purchaser.

1.3
Issuance of Warrants. Subject to the terms and conditions of this Agreement, as soon as is reasonably practicable after the date of issuance of a Note by the Company to a Purchaser, the Company shall issue to such Purchaser a warrant (the "Warrant") in the form of Exhibit C attached hereto, representing the right to purchase up to that number of shares of Common Stock of the Company (as adjusted pursuant to the terms thereof) calculated as follows:
number of shares of Common Stock issuable      =       principal amount of the Note * 100% upon exercise of the $0.60 arrant

1.4 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings:
(a)
"Sale of the Company" shall mean (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company by means of a transaction or series of related transactions; unless the Company's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity

(b)
"Qualified Financing" shall mean the sale by the Company after the date of this Agreement of shares of Series D Preferred Stock to investors in one or more transactions for aggregate cash proceeds to the Company (not including conversion of the Notes) of at least $5,000,000.
The Warrant shall be exercisable on the terms and conditions set forth therein.

SECTION 2

THE CLOSING

2.1	Initial Closing. The initial closing of the funding of indebtedness hereunder and the initial issuance of the corresponding Notes (the "Initial Closing") shall be held at the offices of
Morrison & Foerster, LLP 755 Page Mill Road, Palo Alto, California 94304, on April,
2008 or at such other place and date as the Company and Purchasers loaning at least a majority of the aggregate amount of indebtedness incurred by the Company at the Initial Closing mutually agree upon orally or in writing.
2.2
Subsequent Closings. Subsequent to the Initial Closing, the Company may incur additional indebtedness hereunder up to an aggregate of $2,000,000 in aggregate principal amount (including the indebtedness incurred at the Initial Closing) to such additional investors as it shall select. Any such additional investor shall execute and deliver a counterpart signature page to this Agreement, and thereby become a party to and be deemed a Purchaser hereunder. All additional Purchasers and all additional indebtedness incurred hereunder shall be reflected on Exhibit A, which shall be automatically amended without any further action by any party hereto. The closing of the funding of such additional indebtedness hereunder and the issuance of the corresponding Notes shall be held at the offices of Morrison & Foerster, LLP 755 Page Mill Road, Palo Alto, California 94304, on such date or at such other place as the Company and Purchasers loaning at least a majority of the aggregate amount of indebtedness incurred by the Company at such closing mutually agree upon orally or in writing (which each such date and place, together with the Initial Closing, are designated as a "Closing").

2.3   Delivery. At each Closing (i) each Purchaser participating in such Closing shall deliver to the Company a check or wire transfer of immediately available funds in the amount of such Purchaser's Loan Amount with respect to such Closing set forth opposite such Purchaser's name on Exhibit A attached hereto; and (ii) the Company shall deliver to each such Purchaser a corresponding Note in the principal amount of such Purchaser's Loan Amount.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents, warrants and covenants to the Company that:
3.1
Purchase for Own Account. Such Purchaser is acquiring the Note, the equity securities issuable upon conversion of the Note and the Warrant (collectively, the "Securities") solely for its own account and beneficial interest for investment and not as a nominee or agent, and not with a view to the resale or distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

3.2
Information and Sophistication. Such Purchaser has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Securities. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given to such Purchaser. Such Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

3.3
Ability to Bear Economic Risk. Such Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.4	Accredited Investor. Such Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended.

The Warrant shall be exercisable on the terms and conditions set forth therein.

3.5
Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and any other agreement which the purchasers of equity security are required to execute and deliver in connection with the Qualified Financing, and:
(a) There is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b) (i) Such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and
(ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act of 1933, as amended.
(c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser to a shareholder or partner (or retired partner) of such Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were an original Purchaser hereunder.

3.6   Lock-Up Agreement. Each Purchaser hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a) such agreement shall be applicable only to the first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;
(b) all officers and directors of the Company and all other persons with registration rights enter into similar agreements; and
(c) such market stand-off time period shall not exceed one hundred eighty
(180) days.
In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities of each Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
Notwithstanding the foregoing, the obligations described in this Section 3.6 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.
3.7	Cooperation. Such Purchaser agrees that it will take all actions and execute all documents requested by Company in connection with this Agreement, the Note or conversion of the Note and the Warrant.

The Warrant shall be exercisable on the terms and conditions set forth therein.

3.8
Further Representations by Foreign Purchasers. If such Purchaser is a person who is not a resident of the United States, or is a corporation or other entity created or organized under the laws of a jurisdiction other than the United States, such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser hereby further represents and warrants (a) that its subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction and (b) that such Purchaser is not subject to any non-U.S. laws or regulations relating to the sale and purchase of the Securities or otherwise that could require the Company to register the Securities or the sale thereof under, or to make any filing pursuant to, or to take any other action under, any such laws or regulations by reason of the undersigned's purchase of the Securities.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser that:
4.1
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

4.2
Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Securities has been taken or will be taken prior to the Initial Closing.

SECTION 5 MISCELLANEOUS
5.1
Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and all Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

5.2
Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3
Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

5.4
Counterpart Execution; Facsimile Delivery. This Agreement may be executed in two or more counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
5.6
Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 384 Oyster Point Blvd., Suite #8, South San Francisco, California 94080, or to each Purchaser at the address listed on the signature pages hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

The Warrant shall be exercisable on the terms and conditions set forth therein.

5.7
Amendments and Waivers. Any term of this Agreement, and of any Note or Warrant issued hereunder, may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

5.8
California Legend. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.

THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY
CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
5.9
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

5.10
Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, any Note or any Warrant, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.11
Finder's Fee. Each Purchaser agrees, severally and not jointly, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a broker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and to hold harmless each Purchaser from any liability for any commission or compensation in the nature of a broker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, partners, employees, or representatives is responsible.

5.12
Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

VISTAGEN THERAPEUTICS, INC.

By:
H. Ralph Snodgrass, President

  Address:   384 Oyster Point Blvd., Suite #8 South San Francisco, CA 94080

[Signature Page to Senior Convertible Bridge Note and Warrant Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER(S) (INDIVIDUAL)                                                                       PURCHASER (ENTITY)
Signature

Type/Print Name of Individual Purchaser (Specify "as joint tenant," as trustee," etc. if applicable)
(Name of Corporation or Other Entity)

By:
Signature of Authorized Officer, Trustee or Partner

Signature of Joint Purchaser

Title

Type/Print Name of Individual Purchaser (Specify "as joint tenant," as trustee," etc. if applicable)
Tax Identification or Social Security Number for Purchaser(s)
Tax Identification Number for Purchaser

[Signature Page to Senior Convertible Bridge Note and Warrant Purchase Agreement]

EXHIBIT A

Schedule of Purchasers

Form of Convertible Promissory Note

EXHIBIT C

Form of Warrant

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATIONSTATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER,SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGECOMMISSION.

CONVERTIBLE PROMISSORY NOTE

$                                       April _, 2008
South San Francisco, California

FOR VALUE RECEIVED, VistaGen Therapeutics, Inc., a California corporation (the"Company"), promises to pay to the order of or its permitted assigns(each a "Holder"), the principal sum of   ($                                ) with interest on the outstanding principal amount at the simple rate of10.0% per annum (computed on the basis of actual calendar days elapsed and a year of 360 days). Interest shall commence with the date hereof and shall accrue on the outstanding principal until converted or paid in accordance with the provisions hereof.

1.           This note (the "Note") is issued pursuant to the terms of that certain SeniorConvertible Bridge Note and Warrant Purchase Agreement dated as of April, 2008, by andamong Company and the purchasers set forth in the Schedule of Purchasers attached thereto as Exhibit A, (the "Agreement"). This Note is one of a series of notes (the "Notes") having like tenor and effect (except for variations necessary to express the name of the holders, the principal amount of each of the Notes and the date on which each Note is issued) issued or to be issued by the Company in accordance with the terms of the Agreement. This Note, together with the (a) Senior Convertible Promissory Bridge Notes issued by the Company to Platinum Long Term Growth VII, LLC or any affiliate thereof, with an aggregate principal amount of up to $4,250,000 (the "Platinum Notes"), (b) approximately $2,010,341 of senior convertible promissory notes, with accrued interest, previously issued or to be issued by the Company pursuant to that certain Senior Convertible Bridge Note and Warrant Purchase Agreement dated August 31, 2006, as amended by that certain Amendment No. 1 to Senior Convertible Note and Warrant Purchase Agreement dated January 31, 2007, as amended by that certain Amendment No. 2 to Senior Convertible Bridge Note and Warrant Purchase Agreement and Amendment No. 1 to Convertible Promissory Note and Warrant to Purchase Common Stock dated June 11, 2007, as amended by that certain Amendment No. 2 to Convertible Promissory Note dated June 27, 2007 (the "Original Bridge Notes"), shall rank senior in preference or priority over any other future indebtedness of the Company, and all payments on account of principal and interest with respect to any of the Notes, Platinum Notes or the Original Bridge Notes shall be ratably distributed among the holders of the outstanding Notes, Platinum Notes and Original Bridge of the Company.

2.           Unless sooner converted in accordance with Paragraph 3, the entire unpaidbalance of principal and all unpaid accrued interest shall become fully due and payable onDecember 31, 2009. Prepayment of the principal and accrued interest under this Note shall bepermitted upon written consent of the holders of a majority of the Notes issued pursuant to the Agreement. The principal and accrued interest under this Note may be prepaid at any time and from time to time, without penalty.

EXHIBIT C

3. The outstanding principal balance and unpaid accrued interest under this Note shall be automatically converted into equity securities of the Company ("Securities") upon the earlier to occur of the (a) the closing of a Qualified Financing (as defined in the Agreement, or (b) the closing of a Sale of the Company, as defined in the Agreement or (c) at any time prior to the earlier of the Qualified Financing or the Maturity Date at the election of the Holder. If conversion of this Note is occasioned by a Qualified Financing, then the terms and conditions pursuant to which Holder will acquire the Securities will be the same terms and conditions for the Purchasers in the Qualified Financing. The Holder acknowledges that the price, terms and conditions of the Financing and the terms, preferences and privileges of Securities have not, as of the date of this Note, been established and are subject to negotiation with the Purchasers. If the conversion of this Note is occasioned by the Sale of the Company, then such conversion shall be deemed to have occurred immediately prior to, and contingent upon the occurrence of, the closing of the Sale of the Company. In the case of Sale of the Company, the price per share at which the outstanding principal balance and unpaid accrued interest under this Note shall be converted into Securities shall be $0.60 per share, the price of the Company's Series C Senior Preferred issued in its most recent equity financing. In connection with its participation in the Qualified Financing, the Holder agrees to execute any documents reasonably requested by the Company which are to be executed by the Purchasers, including without limitation, a stock purchase agreement with customary representations and warranties of the Purchasers. If the Conversion of this Note is occasioned at the election of the Holder, then the Holder shall acquire that number of shares of the Company's Common Stock as determined by dividing the balance of the Note plus all accrued interest divided by sixty cents ($0.60) per share. This Note shall not otherwise be convertible into securities of the Company.
4. Upon conversion of this Note into the Securities, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Holder at such principal office a certificate or certificates for the Securities into which the Note is converted (bearing such legends as may be required or advisable in the opinion of counsel to the Company), together with a check payable to the Holder for any cash amounts payable as described in Section 5 below.
5. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Company shall be released from all its obligations and liabilities under this Note.
6. The terms of this Note shall be construed in accordance with and governed by the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.
7. Any term of this Note and all Notes issued pursuant to the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and the holders of Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all outstanding Notes issued pursuant to the Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Holder and the holders of all Notes issued pursuant to the Agreement.
8. If any provision of this Note, or the application of such provision to any person or circumstance, is held invalid or unenforceable, the remainder of this Note, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
9. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 5.6 of the Agreement.
10. In case any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Payor of the loss, theft or destruction of such Note.
11. Notwithstanding any other provision to the contrary herein, in no event shall the interest attributable to this Note exceed the maximum rate of interest then permitted under applicable law.
3.
VISTAGEN THERAPEUTICS, INC.

By:
H. Ralph Snodgrass, President

[signature page to Convertible Promissory Note]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD
OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION
THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN SENIOR CONVERTIBLE
BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT DATED APRIL __, 2008, AS
AMENDED, WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

Dated: April _, 2008                                                                                                  Warrant Number: CSW-
WARRANT TO PURCHASE COMMON STOCK OF VISTAGEN THERAPEUTICS, INC.

This certifies that                                                               , or its permitted assigns (each a "Holder"),
for value received, is entitled to purchase, at an exercise price per share equal to $0.60 (the "Exercise Price") from VISTAGEN THERAPEUTICS, Inc., a California corporation (the "Company"), up to that number of fully paid and nonassessable shares of the Company's Common Stock ("Common Stock"), equal to the quotient obtained in accordance with the following calculation:
number of shares of
Common Stock issuable      =       [Insert the Principal Amount of the Note]
upon exercise of the $0.60
Warrant
This Warrant shall be exercisable at any time from time to time from and after the closing of the Qualified Financing (such date being referred to herein as the "Initial Exercise Date") up to and including 5:00 p.m. (Pacific Time) on the first to occur of (i) December 31, 2013, or (ii) ten (10) days preceding the closing date of any of the following transactions: (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (B) a sale of all or substantially all of the assets of the Company by means of a transaction or series of related transactions; unless the Company's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity (any such transaction, a "Change of Control") (such earlier date being referred to herein as the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with (a) the Form of Subscription attached hereto duly completed and executed, and (b) payment pursuant to Section 2 of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant. For purposes of this Warrant, the term "Note" shall mean the note issued to the original Holder of this Warrant pursuant to the terms of that certain Senior Convertible Bridge
Note and Warrant Purchase Agreement dated as of April                                                                                                                     , 2008, by and between Company
and the purchasers set forth in the Schedule of Purchasers attached thereto as Exhibit A, (the "Agreement").

1. Exercise: Issuance of Certificates; Acknowledgement. This Warrant is exercisable at the option of the holder of record hereof, at any time from or after the Initial Exercise Date up to the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of the Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. Each certificate so delivered shall be in such denominations of the Warrant Shares as may be requested by the Holder hereof and shall be registered in the name of such Holder. In case of a purchase of less than all the Warrant Shares, the Company shall execute and deliver to Holder within a reasonable time an acknowledgement in the form attached hereto indicating the number of Warrant Shares which remain subject to this Warrant, if any.
2. Payment for Shares. The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either by cash or wire transfer of immediately available funds.
3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued shares of Common Stock.
4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.
4.1      Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares,
2
the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.
4.2 Reclassification. If any reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reclassification, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reclassification described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

4.3 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
4.4 Other Notices. If at any time:

(1) the Company shall declare any cash dividend upon its
Common Stock;
(2) there shall be a Change of Control;
(3) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or
(4) there shall be an initial public offering of the Company's equity securities;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least twenty (20) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or for determining rights to vote in respect of any such Change of Control or dissolution, liquidation or winding-up, and (b) in the case of any such Change of Control or dissolution, liquidation, winding-up or initial public offering, at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Change of Control, dissolution, liquidation, winding-up, conversion or initial public offering, as the case may be.
5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.
6. Warrants Transferable. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder may be transferred, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon the prior written consent of the Company and, thereafter, upon surrender of this Warrant properly endorsed and compliance with the provisions of the Agreement. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company and notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.
7. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

8. Modification and Waiver. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only (a) with the written consent of the Company and the Holder hereof, or (b) as provided in Section 5.7 of the Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and the Holder.
9. Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been
4
10. Titles and Subtitles; Governing Law; Venue. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Warrant is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Company and the Holder. All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in San Mateo County in the State of California, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.
11. Definition of Warrant Shares. For purposes of this Agreement, "Warrant Shares" shall mean the number of shares of the Company's Common Stock issuable upon exercise of this Warrant.

[Signature Page Follows]
VistaGen Therapeutics, Inc.

By:
H. Ralph Snodgrass, President

FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To: VISTAGEN THERAPEUTICS, INC.

The undersigned, the holder of a right to purchase shares of Common Stock of Vistagen Therapeutics, Inc. (the "Company") pursuant to that certain Warrant to Purchase Common Stock of Vistagen Therapeutics, Inc. Number CSW- (the "Warrant"), dated as of, 2008 hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase hereunder,      (                   ) shares of Common Stock of the Company and herewith makes payment  of Dollars ($                                 ) therefor in cash.

The undersigned represents that it is acquiring such securities for its own account for investment and not with a view to or for sale in connection with any distribution thereof and in order to induce the issuance of such securities makes to the Company, as of the date hereof, the representations and warranties set forth in Section 3 of the Senior Convertible Bridge Note and
Warrant Purchase Agreement, dated as of April                                                                                                , 2008, by and among the Company and the
Purchasers listed on Exhibit A thereto.

DATED:

[WARRANT HOLDER]

By:
Name: Its:
To: [WARRANT HOLDER]

The undersigned hereby acknowledges that as of the date hereof,
(                     ) shares of Common Stock remain subject to the right of purchase in favor of pursuant to that certain Warrant to Purchase Common Stock of Vistagen
Therapeutics, Inc., number CSW-
  dated as of                          , 2008.

DATED:

VistaGen Therapeutics, Inc.
By:
Name:

Its:

AMENDMENT NO. 1 TO SENIOR CONVERTIBLE BRIDGE NOTE AND WARRANT PURCHASE AGREEMENT

This Amendment No. 1 to Senior Convertible Bridge Note and Warrant Purchase
Agreement (the "Amendment") is made as of September                                                                                                                     , 2009, by and among VistaGen
Therapeutics, Inc., a California corporation (the "Company") and the Original Purchasers listed on Exhibit A hereto, (each an "Original Purchaser" and collectively, the "Original Purchasers") and the new purchasers listed on Exhibit A-1 hereto (each a "New Purchaser," and collectively, the "New Purchasers").

RECITALS

WHEREAS, the Original Purchasers and the Company are parties to that certain Senior Convertible Bridge Note and Warrant Purchase Agreement dated as of May 16, 2008 (the "Agreement"), pursuant to which the Original Purchasers purchased Notes and Warrants (each as defined in the Agreement) issued by the Company in accordance with the terms of the Agreement.
WHEREAS, Section 5.7 of the Agreement provides that the Agreement may be amended by the written consent of the Company and the Original Purchasers holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to the Agreement (the "Majority Note Holders").
WHEREAS, the aggregate principal amount outstanding under the Notes issued pursuant to the Agreement as of the date of this Amendment is $1,850,000 (the "Outstanding Principal Amount").

WHEREAS, the Majority Note Holders hold Notes representing at least a majority of the Outstanding Principal Amount.

WHEREAS, the Company and the Majority Note Holders now desire to amend the Agreement to (A) increase the aggregate indebtedness that the Company may borrow pursuant to the Agreement from $2,000,000 to $5,000,000, (B) amend the formula for determining the number of shares of Common Stock issuable upon exercise of the Warrants, as well as the per share exercise price of the Common Stock issuable upon exercise, (C) revise the definition of a "Qualified Financing" (as defined in the Agreement) and (D) add a definition to determine what constitutes the "Qualified Financing Price".
NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company, the Majority Note Holders hereby agree to amend the Agreement as set forth herein, and the parties hereto agree as follows:

ACKNOWLEDGMENT

A M E N D M E N T
1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement. All references to a "Purchaser" or the "Purchasers" in the Agreement shall be deemed to include any New Purchaser or the New Purchasers, as applicable.
2. Amendment to Section 1.2. Section 1.2 of the Agreement shall be amended to read in its entirety as follows:

"1.2 The Notes. All indebtedness incurred by the Company pursuant to this Agreement shall be evidenced by senior convertible promissory notes (the "Notes") in the form attached as Exhibit B attached to this Amendment. From time to time upon the funding of indebtedness hereunder, corresponding Notes shall be completed by the Company with the name of the respective Purchaser, the principal amount evidenced by such Note and the date that the Note was funded, and such Note shall be a binding obligation of the Company upon execution thereof by the Company and delivery to the Purchaser. Notwithstanding the foregoing, the parties to this Amendment hereby acknowledge that the Notes already issued by the Company to the Original Purchasers in accordance with the Agreement shall continue to remain valid and binding obligations of the Company in accordance with their respective terms."

3. Amendment to Section 1.3. Section 1.3 of the Agreement shall be amended to read in its entirety as follows:

"1.3    Issuance of Warrants. Subject to the terms and conditions of this Agreement, as soon as is reasonably practicable after the date of issuance of a Note by the Company to a Purchaser, the Company shall issue to such Purchaser a warrant (the "Warrant") in the form of Exhibit C attached to this Amendment, representing the right to purchase up to that number of shares of Common Stock of the Company (as adjusted pursuant to the terms thereof) calculated as follows:

number of shares of
Common Stock issuable =        principal amount of the Note * (50%)
upon exercise of the Warrant                                                                Qualified Financing Price"
4. Amendment to Sections 1.4(b). Section 1.4(b) of the Agreement shall be amended to read in its entirety as follows:
"(b)    "Qualified Financing" shall mean the sale by the Company after the date of this Agreement of shares of Series D Preferred Stock or Common Stock to investors in one or more transactions for aggregate cash proceeds to the Company (not including conversion of the Notes) of at least $3,000,000."
5. Addition of Section 1.4(c). The Agreement shall be revised to include a new Section 1.4(c) which shall read in its entirety as follows:
"(c) "Qualified Financing Price" shall mean the price per share of the Series D Preferred Stock or Common Stock purchased by the investors pursuant to the terms of the Qualified Financing."
6. Amendment to Section 2.1. The first sentence of Section 2.1 of the Agreement shall be amended to read in its entirety as follows:

"Subsequent to the Initial Closing, the Company may incur additional indebtedness hereunder up to an aggregate of $5,000,000 in aggregate principal amount (including the indebtedness incurred at the Initial Closing) to such additional investors as it shall select."
7. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
8. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

ACKNOWLEDGMENT

9. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterparts shall be deemed to be originals.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

VISTAGEN THERAPEUTICS, INC.

By:
Shawn Singh
Chief Executive Officer

Address:   384 Oyster Point Blvd. Suite #8 South San Francisco, CA 94080

MAJORITY NOTE HOLDER:

Name:

By:
Its:

NEW PURCHASER(S) (INDIVIDUAL)       NEW PURCHASER (ENTITY)

Signature (Name of Corporation or Other Entity)

 By:
Type/Print Name of Individual PurchaserSignature of Authorized Officer, Trustee
(Specify "as joint tenant," as trustee," etc. if or Partner
applicable)

Signature of Joint Purchaser Title

Type/Print Name of Individual Purchaser (Specify "as joint tenant," as trustee," etc. if applicable)

Tax Identification or Social Security Number Tax Identification Number for Purchaser for Purchaser(s)

EXHIBIT A

NAME/ADDRESS

Schedule of Majority Note Holders

CLOSING DATE

LOAN AMOUNT

EXHIBIT B

Form of Convertible Promissory Note
Form of Warrant

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to Convertible Promissory Note (the "Amendment") is made asof September                                , 2009, by and among VistaGen Therapeutics, Inc., a California corporation (the"Company") and the persons listed on Exhibit A-1 hereto (collectively, the "Majority Note Holders").

RECITALS

WHEREAS, the Majority Note Holders and the Company are parties to that certain Senior Convertible Bridge Note and Warrant Purchase Agreement dated as of May 16, 2008 (the "Agreement"), pursuant to which the Majority Note Holders purchased Notes (as defined in the Agreement) and Warrants (as defined in the Agreement) issued by the Company in accordance with the terms of the Agreement.
WHEREAS, the Company and the Majority Note Holders now desire to amend all of the Notes issued by the Company in accordance with the terms of the Agreement.
WHEREAS, Section 5.7 of the Agreement provides that any term of the Notes issued pursuant thereto may be amended only with the written consent of the Company and investors holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to the Agreement.
WHEREAS, the aggregate amount of indebtedness (not including interest) incurred by the Company under all Notes issued pursuant to the Agreement as of the date of this Amendment is $1,850,000 (the "Outstanding Indebtedness").

WHEREAS, the Majority Note Holders hold Notes representing at least a majority of the Outstanding Indebtedness.
NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company and the Majority Note Holders hereby agree to amend the Notes as set forth herein:

A M E N D M E N T

1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.
2. Amendments to Notes.

2.1     Amendment to Section 1. The first sentence of Section 1 of the Notes shall be amended and restated to read in its entirety as follows:

"This Note (the "Note") is issued pursuant to the terms of that certain Senior Convertible Bridge Note and Warrant Purchase Agreement dated as of May 16, 2008, as amended, by the Company and the purchasers set forth in the Schedule of Purchasers attached thereto as Exhibit A (the "Agreement")."

2.2     Amendment to Section 2. Section 2 of the Notes shall be amended and restated to read in its entirety as follows:

"2.     Unless sooner converted in accordance with Paragraph 3, the entire unpaid balance of principal and all unpaid accrued interest shall become fully due and payable on December 31, 2010 (the "Maturity Date"). The principal and accrued interest under this Note may be prepaid at any time and from time to time, without penalty."
3. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Notes shall continue in full force and effect. Notwithstanding the foregoing, the amendments to the Notes as set forth in this Amendment shall be binding upon each holder of the Notes acquired pursuant to the Agreement.
4. Conflicting Terms. In the event of any inconsistency or conflict between the Notes and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterparts shall be deemed to be originals.

THE COMPANY:

VISTAGEN THERAPEUTICS, INC.

By:
Shawn Singh
Chief Executive Officer

  Address:   384 Oyster Point Blvd. Suite #8
South San Francisco, CA 94080

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MAJORITY NOTE HOLDER:

Print Name

By:
Its:

Address:

[Signature Page to Amendment No. 1 Convertible Promissory Note]

EXHIBIT A-1 Schedule of Majority Note Holders

NAME/ADDRESS

AMENDMENT NO. 1 TO WARRANT TO PURCHASE COMMON STOCK

This Amendment No. 1 to Warrant to Purchase Common Stock (the "Amendment") is
made as of September                                                      , 2009, by and among VistaGen Therapeutics, Inc., a California corporation (the "Company") and the persons listed on Exhibit A-1 hereto (collectively, the "Majority Note Holders").
RECITALS
WHEREAS, the Majority Note Holders and the Company are parties to that certain Senior Convertible Bridge Note and Warrant Purchase Agreement dated as of May 16, 2008 (the "Agreement"), pursuant to which the Majority Note Holders purchased Notes and Warrants (each as defined in the Agreement) issued by the Company in accordance with the terms of the Agreement.
WHEREAS, the Company and the Majority Note Holders now desire to amend the Warrants issued by the Company in accordance with the terms of the Agreement.
WHEREAS, Section 5.7 of the Agreement provides that any term of any Warrant issued pursuant thereto may be amended only with the written consent of the Company and investors holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to the Agreement.
WHEREAS, the aggregate amount of indebtedness (not including interest) incurred by the Company under all Notes issued pursuant to the Agreement as of the date of this Amendment is $1,850,000 (the "Outstanding Indebtedness").

WHEREAS, the Majority Note Holders hold Notes representing at least a majority of the Outstanding Indebtedness.
NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company and the Majority Note Holders hereby agree to amend the Warrants as set forth herein:

A M E N D M E N T
1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.
2. Amendments to the Warrants.

2.1     Amendment to First Paragraph. The first full paragraph of the Warrants is hereby amended and restated to read in its entirety as follows:

"This certifies that                                            , or its permitted assigns (each a "Holder"),
for value received, is entitled to purchase from VISTAGEN THERAPEUTICS, Inc., a California Corporation (the "Company") up to that number of fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock") equal to the quotient obtained in accordance with the following calculation:

Number of shares ofCommon Stock issuable =                                                      [principal amount of the Note! * (50%)
upon exercise of the Warrant                                                           Qualified Financing Price

The exercise price of this Warrant shall be an amount equal to the product of 1.5 multiplied by the Qualified Financing Price (the "Exercise Price")."
3. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Warrants shall continue in full force and effect. Notwithstanding the foregoing, the amendments to the Warrants set forth in this Amendment shall be binding upon each holder of the Warrants acquired pursuant to the Agreement.
4. Conflicting Terms. In the event of any inconsistency or conflict between the Warrants and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterparts shall be deemed to be originals.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE COMPANY:

VISTAGEN THERAPEUTICS, INC.

By:
Shawn Singh
Chief Executive Officer

Address:     384 Oyster Point Blvd.
Suite #8
South San Francisco, CA 94080

[Signature Page to Amendment No. 1 to Warrant to Purchase Common Stock]

MAJORITY NOTE HOLDER:
Print Name
By:
Its:

Address:

[Signature Page to Amendment No. 1 to Warrant to Purchase Common Stock]

EXHIBIT A-1 Schedule of Majority Note Holders

NAME/ADDRESS

VISTAGEN THERAPEUTICS, INC.

OMNIBUS AMENDMENT

This Omnibus Amendment (the "Amendment") is entered into and effective as of April 28,2011 (the "Effective Date"), by and among VistaGen Therapeutics, Inc!, a California corporation (the "Company"), and the persons listed on Exhibit A hereto (collectively, the "Majority Investors").

RECITALS
WHEREAS, the Majority Investors and the Company are parties to that certain Senior Convertible Bridge Note and Warrant Purchase Agreement (the "Agreement") dated as of May 16, 2008, as amended by that certain Amendment No. 1 to Senior Convertible Bridge Note and Warrant Purchase Agreement, dated as of November 2,2009, pursuant to which the Majority Investors purchased Notes, as amended, and Warrants, as amended (each as defined in the Agreement), issued by the Company in accordance with the terms of the Agreement.

WHEREAS, the Company and the Majority Investors now desire to (i) amend the Agreement to revise the definition of "Qualified Financing" (ii) amend the Notes issued pursuant to the Agreement to provide for temporary forbearance of the Company's repayment obligations, and (iii) waive any and all notice requirements set forth in the Agreement, the Notes and the Warrants, including but not limited to the requirement of twenty (20) days prior written notice as set forth in Section 4.4 of the Warrants, in connection with the proposed private placement financing for aggregate gross proceeds of not less than $3,000,000 (including cancellation of indebtedness not otherwise convertible by its terms).
WHEREAS, Section 5.7 of the Agreement provides that any term of the Agreement, and of any Note or Warrant issued thereunder, may be amended and the observance of any such term may be waived, only with the written consent of the Company and investors holding Notes representing at least a majority of the aggregate amount of indebtedness incurred by the Company under all Notes issued pursuant to the Agreement.
WHEREAS, the aggregate amount of indebtedness (including interest) incurred by the Company under all Notes issued pursuant to the Agreement as of the Effective Date is approximately $3,606,292 (the "Outstanding Indebtedness").

WHEREAS, the Majority Investors hold Notes representing at least a majority of the Outstanding Indebtedness.
NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company and the Majority Investors hereby agree to amend the Agreement as set forth herein:

AMENDMENT

1.      Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.
2. Amendment to the Agreement. Section 1.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
"(b)    "Qualified Financing" shall mean the closing by the Company of an equity or equity-based financing or series of equity financings following the Issuance Date resulting in gross proceeds to the Company totaling at least three million dollars ($3,000,000), including consideration paid by cancellation of indebtedness (other than cancellation of indebtedness of any convertible promissory notes that are convertible into equity securities of the Company by their terms)."

3. Amendment to the Notes. Three new sentences are hereby added to the end of the paragraph in Section 2 of the Notes and read as follows:

"Notwithstanding the foregoing, in the event that a Qualified Financing (as defined in the Agreement) closes after April 30, 2011 but on or prior to June 30,2011, the Holder shall forebear from taking any action to enforce the repayment obligations under this Note; provided that interest shall continue to accrue thereon. For the avoidance of doubt, in the event that a Qualified Financing closes after April 30, 2011 but on or prior to June 30, 2011, the outstanding principal balance and unpaid accrued interest shall automatically be converted in accordance with Paragraph 3. In the event that a Qualified Financing does not close on or prior to June 30, 2011, the entire unpaid balance of principal and all unpaid accrued interest shall immediately become fully due and payable."
4. Waiver of Notice. The Majority Investors hereby waive all notice requirements set forth in the Agreement, the Notes and the Warrants, including but not limited to the notice requirements set forth in Section 4.4 of the Warrants.
5. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
6. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which take together shall constitute one and the same instrument. Facsimile counterparts shall be deemed to be originals.
4.

THE COMPANY:

VISTAGEN THERAPEUTICS, INC.

By:                                   :
Shawn K. Singh, JD, Chief Executive Officer
MAJORITY INVESTOR:
Print Name
By:
Its:

Address:

EXHIBIT A Schedule of Majority Investors

NAME/ADDRESS